UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 8

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

All in Blind, Inc.
(Exact Name of registrant in its charter)

Nevada	45-2990161	45-2990161
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

15765 Imperial Highway. La Mirada, CA 90638
(562) 943-8885
(Address and telephone number of principal executive offices)

Harold Gewerter, Esq. 5536 S. Ft. Apache #102 Las Vegas, NV 89148
(702) 382-1714
(Name, address and telephone number of agent for service)

Copies to:
Harold Gewerter, Esq. 5536 S. Ft. Apache #102, Las Vegas, NV 89148
Telephone (702) 382-1714 Fax (702) 382-1759 Email: harold@gewerterlaw.com

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box   X .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accredited filer or a smaller reporting company.

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price	Amount of registration fee (2)
Common Stock-New Issue	3,000,000	$0.01	$30,000.00	$4.09

(1)This is an initial offering of securities by the registrant and no current trading market exists for our common stock. The Offering price of the common stock offered hereunder has been arbitrarily determined by the Company and bears no relationship to any objective criterion of value. The price does not bear any relationship to the assets, book value, historical earnings or net worth of the Company.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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The information in this document is not complete and may be changed. The Company may not sell the securities offered by this document until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the Company is not soliciting an offer to buy these securities, in any state or other jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus, subject to completion dated February           , 2014

All in Blind, Inc.

3,000,000 Shares of Common Stock

$0.01 per share

Under the 419 registration All in Blind, Inc. (“Blind” or the "Company") sold 2,500,000 shares at a price of $0.01 to 10 investors.

The proceeds from the sale of the shares in this offering were payable to Underhill Securities fbo All in Blind, Inc. All subscription funds will be held in escrow in a non-interest bearing Escrow Account at Underhill Securities. No funds have been released to the Company. See the section entitled "Plan of Distribution” herein. Neither the Company nor any subscriber shall receive interest no matter how long subscriber funds might be held.

The Company conducted a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the "S.E.C.") under the Securities Act of 1933, as amended (the "Securities Act").The net offering proceeds, after deduction for offering expenses, and the securities to be issued to investors must be deposited in an account (the "Deposited Funds" and "Deposited Securities," respectively). While held in the escrow account, the deposited securities may not be traded or transferred. Except for an amount up to 10% of the deposited funds otherwise releasable under Rule 419 after the offering has been fully completed and escrow agent receives a written request of the registrant, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria (See Plan of Distribution herein) has been consummated and at least 80% of the investors (both company and selling shareholder sales) reconfirm their investment in accordance with the procedures set forth in Rule 419. Pursuant to these procedures, this new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the pro rata portion of the deposited funds to any investor who does not elect to remain an investor. Unless at least 80% of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the deposited funds (plus interest) and none of the deposited securities will be issued to investors. In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the deposited funds will be returned on a pro rata basis to all investors and both the Company and Mr. Sisk will cease this offering. The Company intends to have its securities traded on the OTC:BB but there is no guaranty that the Company will ever be approved to trade on any exchange.

Until 90 days after the date funds and securities are released from the escrow or trust account pursuant to Rule 419, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus.

(i) Within five business days after the effective date of the post-effective amendment(s), the registrant shall send by first class mail or other equally prompt means, to each purchaser of securities held in escrow or trust, a copy of the prospectus contained in the post-effective amendment and any amendment or supplement thereto;

(ii) Each purchaser shall have no fewer than 20 business days and no more than 45 business days from the effective date of the post-effective amendment to notify the registrant in writing that the purchaser elects to remain an investor. If the registrant has not received such written notification by the 45th business day following the effective date of the post-effective amendment, funds and interest or dividends, if any, held in the escrow or trust account shall be sent by first class mail or other equally prompt means to the purchaser within five business days;

(iii) The acquisition(s) meeting the criteria set forth in herein (80% of the fair market value of the offering) will be consummated if a sufficient number of purchasers (holders of 80% of the shares purchased) confirm their investments; and

(iv) If a consummated acquisition(s) meeting the requirements of this section has not occurred by a date 18 months after the effective date of the initial registration statement, funds held in the escrow or trust account shall be returned by first class mail or equally prompt means to the purchaser within five business days following that date.

The escrowed funds cannot be released until:

(i) The escrow agent or trustee has received a signed representation from the registrant, together with other evidence acceptable to the escrow agent or trustee, that the requirements of paragraph i, ii and iii above have been met; and

(ii) Consummation of an acquisition(s) meeting the requirements of paragraph iii above.

SEE RISK FACTORS PAGE 10

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

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TABLE OF CONTENTS

PAGE

PART I – INFORMATION REQUIRED IN THE PROSPECTUS

Reconfirmation Offering

5

Use of Proceeds

6

Determination of Offering Price

6

Dilution

6

Plan of Distribution

8

Description of Securities to be registered

10

Audited Financial Statements of All in Blind, Inc. dated Dec. 31, 2011

F-1

Unaudited Financial Statements of All in Blind, Inc. dated March 31, 2012

F-1

Information with Respect to the Acquisitions

16

Risk Factors for the Acquisition

16

SDSC Risk Factors

16

SDSC Description of Business

16

Management Teams of the Acquisition Candidate

17

Executive Compensation of the Acquisition Candidate

17

Financial Statements -

F-1

Audited Financial Statements of Acquisition Candidate

F-1

Other Expenses of Issuance and Distribution

II-1

Indemnification of Directors and Officers

II-1

Recent Sales of Unregistered Securities

II-2

Exhibits

II-2

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PART I: INFORMATION REQUIRED IN PROSPECTUS

RECONFIRMATION OFFERING

Shareholders are being asked to reconfirm their investment given these proposed acquisitions and such acquisitions will not be completed unless at least 80% of the investors reconfirm their offering.

On January 15, 2014, All in Blind, Inc. (“Blind”) entered into an exchange agreement with SDSP Soccer Marketing, Inc. to exchange 12,000,000 shares of Blind in exchange for 100% of the issued and outstanding shares of SDSP Soccer Marketing, Inc.  At the closing of the Exchange Agreement (which is contingent upon a 80% reconfirmation vote under Rule 419), SDSP Soccer Marketing, Inc. will become a wholly-owned subsidiary of Blind and Blind will acquire the business and operations of SDSP Soccer Marketing, Inc.  The Exchange Agreement contains customary representations, warranties, and conditions and is attached as an exhibit hereto.

SDSP Soccer Marketing, Inc. was incorporated on June 12, 2011 as a California corporation.

SDSP owns and operates the San Diego Flash Soccer Club. The team was created to join the ongoing growth of the sport of soccer in the United States by bringing a professionally run soccer organization to San Diego, California. At the top of the soccer pyramid for San Diego County (population over 3 million), the mission of the San Diego Flash Soccer Organization is to be an inspiration to the Youth Soccer Players in San Diego. Through our world famous Partners, Warren Barton and Eric Wynalda, we give older players the opportunity to develop and play professionally in their hometown of San Diego.

The original goal of SDSP Soccer Marketing, Inc. was to start a professionally run soccer club. Since then, the partners have also recognized several un-met needs within the overall soccer business in the United States.

See additional information in Business of the Acquisition Candidate below.

The reconfirmation offer must commence within five business days after the effective date of the post-effective amendment. Pursuant to Rule 419, the terms of the reconfirmation offer must include the following conditions:

(i) Within five business days after the effective date of the post-effective amendment(s), the registrant shall send by first class mail or other equally prompt means, to each purchaser of securities held in escrow or trust, a copy of the prospectus contained in the post-effective amendment and any amendment or supplement thereto;

(ii) Each purchaser shall have no fewer than 20 business days and no more than 45 business days from the effective date of the post-effective amendment to notify the registrant in writing that the purchaser elects to remain an investor. If the registrant has not received such written notification by the 45th business day following the effective date of the post-effective amendment, funds and interest or dividends, if any, held in the escrow or trust account shall be sent by first class mail or other equally prompt means to the purchaser within five business days;

(iii) The acquisition(s) meeting the criteria set forth in herein (80% of the fair market value of the offering) will be consummated if a sufficient number of purchasers confirm their investments; and

(iv) If a consummated acquisition(s) meeting the requirements of this section has not occurred by a date 18 months after the effective date of the initial registration statement, funds held in the escrow or trust account shall be returned by first class mail or equally prompt means to the purchaser within five business days following that date.

The escrowed funds cannot be released until:

(i) The escrow agent or trustee has received a signed representation from the registrant, together with other evidence acceptable to the escrow agent or trustee, that the requirements of paragraph i, ii and iii above have been met; and

(ii) Consummation of an acquisition(s) meeting the requirements of paragraph iii above.

Notice of Reconfirmation

Investors will have no fewer than 20 business days and no more than 45 business days to notify the Company of their election to remain an investor. Investors must notify the Company of their election on or before ________, 2014. Each investor will be mailed an election form to complete and sign which will then be mailed back to the Company at 15765 Imperial Highway,

La Mirada, CA 90638.

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ITEM 4 - USE OF PROCEEDS

Without realizing the minimum offering proceeds, the Company will not be able to commence planned operations and implement our business plan. Please refer to the section, herein, titled "Management's Discussion and Plan of Operation" for further information. In the case that the Offering does not reach the maximum and the total proceeds are less than those indicated in the table, we will have the discretion to apply the available net proceeds to various indicated uses within the dollar limits established in the table above.

The Company intends to use the proceeds from this offering as follows:

	Minimum		50% of Maximum		Maximum
Application Of Proceeds	$	% of total	$	% of total	$	% of total
Total Offering Proceeds	10,000	100.00	15,000	100.00	30,000	100.00
Net Held in Trust(2)	9,000	90	13,500	90	27,000	90
Amount Released to Company(1)	1,000	10	1,500	10	3,000	10
Total	10,000	100.00	15,000	100.00	30,000	100.00

Notes:

(1) The category of General Working Capital may include, but not be limited to—effecting a business combination including but not limited to- printing costs, postage, communication services, overnight delivery charges, additional professional fees, consulting fees, and other general operating expenses.

ITEM 5 - DETERMINATION OF OFFERING PRICE

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price. The Company sold 2,500,000 shares at a price of $0.01 per share to 10 shareholders in the offering.

ITEM 6 – DILUTION

DILUTION

"Dilution" represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. "Net book value" is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of our issued and outstanding stock. Our net tangible book value per share before the offering is $0.00. Assuming all shares offered herein are sold, giving effect to the receipt of the maximum estimated proceeds of this offering ($30,000) net of the amount subject to return to non reconfirming* investors ($5,400), our net book value will be $24,600 or $0.002 per share ($24,600 divided by the 10,400,000 shares then outstanding).The sole officer has paid all of the offering expenses and is not being repaid thus such expenses are not being deducted from the proceeds. Therefore, the purchasers of the common stock in this offering will incur an immediate and substantial dilution of approximately $0.008 per share while our present stockholders will receive an increase of $0.002 per share in the net tangible book value of the shares they hold. This will result in a 80.00% dilution for purchasers of stock in this offering. Assuming the minimum shares offered herein are sold, giving effect to the receipt of the minimum estimated offering proceeds of this offering net of the amount subject to return to non reconfirming investors ($1,800), our net book value will be $8,200 or 0.0009 per share ($8,200 divided by the 8,800,000 shares then outstanding).   Therefore the purchasers of the common stock in this offering will incur an immediate and substantial dilution of approximately $0.0091 per share while our present stockholders will receive an increase of $0.0009 per share in the net tangible book value of the shares they hold.   This will result in a 91.00% dilution for the purchasers of stock in this offering.

•

In the event that shareholders owning at least 80% of the shares purchased in the offering consent, the reconfirming investors funds will be fully available to the company while the non reconfirming investors funds will be returned to them minus 10% releasable to the Company.

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The following table illustrates the dilution to the purchasers of the common stock in this offering:

	Minimum	Maximum
	Offering	Offering
Offering Price Per Share	$0.01	$0.01
Book Value Per Share Before the Offering	$0.00	$0.00
Book Value Per Share After the Offering	$0.0009	$0.002
Net Increase to Original Shareholder	$0.0009	$0.002
Decrease in Investment to New Shareholders	$0.0091	$0.008
Dilution to New Shareholders (%)	91.00%	80.00%

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ITEM 8 - PLAN OF DISTRIBUTION

PLAN OF DISTRIBUTION

There is no public market for our common stock. Our common stock is currently held by one shareholder. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited. To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association. The Company has not identified or approached any broker/dealers with regard to assisting us to apply for such listing. The Company is unable to estimate when we expect to undertake this endeavor or that we will be successful. In the absence of listing, no market is available for investors in our common stock to sell their shares. The Company cannot guarantee that a meaningful trading market will develop or that we will be able to get our common stock listed for trading. No trading in our common stock being offered will be permitted until the completion of a business combination meeting the requirements of Rule 419. The Company intends to have its securities traded on the OTC:BB but there is no guaranty that the Company will ever be approved to trade on any exchange.

If the stock ever becomes tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control. As a result, investors may be unable to sell their shares at or greater than the price at which they are being offered.

New issue offering refers to the shares offered for sale by the company. Potential investors include, but are not limited to, family, friends and acquaintances of Adri Chimberoff. The intended methods of communication include, without limitation, telephone and personal contact. In their endeavors to sell this offering, they will not use any mass advertising methods such as the internet or print media. Every potential purchaser will be provided with a prospectus at the same time as the subscription agreement.

Checks payable as disclosed herein received by the sales agent in connection with sales of our securities were transmitted immediately into a escrow account. There can be no assurance that all, or any, of the shares will be sold.

Adri Chimberoff will not receive commissions for any sales originated on our behalf. We believe that Adri Chimberoff is exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934. In particular, as to Adri Chimberoff, he:

1. Is not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act, at the time of his or her participation; and

2. Is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. Is not an associated person of a broker or dealer; and

4. Meets the conditions of the following:

a.

Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and

b.

Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

c.

Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs within this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

Adri Chimberoff our sole officer or director shall be deemed an underwriter for the purposes of this offering.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of this date, we have not identified the specific states where the offering will be sold.

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The Company is conducting a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the "S.E.C.") under the Securities Act of 1933, as amended (the "Securities Act").The net offering proceeds, after deduction for offering expenses and sales commissions, and the securities to be issued to investors must be deposited in an escrow account (the "Deposited Funds" and "Deposited Securities," respectively). While held in the escrow account, the deposited securities may not be traded or transferred other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules thereunder. Except for an amount up to 10% of the deposited funds otherwise releasable under Rule 419 once the offering has been fully completed and escrow agent receives a written request of the registrant, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria (80% of the value of the amount of both the company and selling shareholder offering) has been consummated and a sufficient number of investors (holders of 80% of the shares sold hereunder both company and selling shareholder sales) reconfirm their investment in accordance with the procedures set forth in Rule 419. Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the pro rata portion of the deposited funds to any investor who does not elect to remain an investor. Unless a sufficient number of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the deposited funds (plus interest) and none of the deposited securities will be issued to investors. In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the deposited funds will be returned on a pro rata basis to all investors and both the Company and Mr. Sisk will cease this offering.

The proceeds from the sale of the shares in this offering were payable to Underhill Securities fbo All in Blind, Inc. ("Escrow Account") and were deposited in a non-interest bearing bank account at escrow agent Underhill Securities until the escrow conditions are met. In the event that interest is earned on the deposit such interest shall be for the sole benefit of the purchasers from this offering. No interest will be paid to any shareholder or the Company. All subscription agreements and checks are irrevocable. All subscription funds will be held in the Escrow Account until the offering has been fully completed and escrow agent receives a written request of the registrant at which time 10% of the proceeds may be release to the company and no other funds shall be released to All in Blind, Inc. until such a time as the escrow conditions are met. The escrow agent will continue to receive funds and perform additional disbursements until either 18 months from the effectiveness of this registration or the successful conclusion of the reconfirmation whichever event first occurs. Thereafter, this escrow agreement shall terminate. The fee of the Escrow Agent is $1,500.00. Any subscribers will be notified of in writing a minimum of 20 days prior to the beginning of any extension in the offering period.

There is no minimum subscription requirement. All subscription agreements and checks are irrevocable. The Subscription funds may be released upon consummation of an acquisition meeting the Rule 419 requirements, or in the event no such acquisition is completed, 18 months after the date of effectiveness. Company expressly reserves the right to either accept or reject any subscription. Any subscription rejected will be returned to the subscriber within 5 business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without an further communication with to or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it.

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ITEM 9 - DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK

All in Blind, Inc. is authorized to issue 75,000,000 shares of common stock, $0.0001 par value. The company has issued 8,000,000 shares of common stock to date with 2,500,000 shares currently held in escrow under Rule 419 held by a total of eleven (11) shareholders of record (10 of which were sold in the 419 offering)

The holders of All in Blind, Inc.’s common stock:

1. Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;

2. Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, Dissolution, or winding up of corporate affairs;

3. Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4. Are entitled to one vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non assessable.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities, if at all.

PREEMPTIVE RIGHTS

No holder of any shares of All in Blind, Inc. stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

NON-CUMULATIVE VOTING

Holders of All in Blind, Inc. common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any directors.

CASH DIVIDENDS

As of the date of this prospectus, All in Blind, Inc. has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and our financial position, general economic conditions, and other pertinent conditions. The Company does not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

REPORTS

After this offering, All in Blind, Inc. will make available to its shareholders annual financial reports certified by independent accountants, and may, at its discretion, furnish unaudited quarterly financial reports.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section must be read in conjunction with the Audited Financial Statements included in this prospectus.

PLAN OF OPERATION

All In Blind, Inc. was incorporated on July 29, 2011.

The Registrant intends to seek to acquire assets or shares of an entity actively engaged in business which generates revenues, in exchange for its securities and further describes such businesses herein.

The Company had obtained audited financial statements of the target entities and this reconfirmation offering must be completed prior to the consummation of the merger/acquisition.

The Registrant has no full time employees. The Registrant's officer has agreed to allocate a portion of his time to the activities of the Registrant, without compensation. Management anticipates that the business plan of the Company can be implemented by our officer devoting approximately 10 hours per month to the business affairs of the Company and, consequently, conflicts of interest may arise with respect to the limited time commitment by such officer. See "DIRECTORS, EXECUTIVE OFFICERS"

The Company is filing this registration statement on a voluntary basis because the primary attraction of the Registrant as a merger partner or acquisition vehicle will be its status as an SEC reporting company. Any business combination or transaction will likely result in a significant issuance of shares and substantial dilution to present stockholders of the Registrant.

GENERAL BUSINESS PLAN

The Company's purpose is to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of an Exchange Act registered corporation. The Company will not restrict its search to any specific business, industry, or geographical location and the Company may participate in a business venture of virtually any kind or nature. This discussion of the proposed business is purposefully general and is not meant to be restrictive of the Company's virtually unlimited discretion to search for and enter into potential business opportunities.

The Company may seek a business opportunity with entities which have recently commenced operations, or which wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. The Company may acquire assets and establish wholly-owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

One of the methods the Company will use to find potential merger or acquisition candidates will be to run classified ads in the Wall Street Journal and similar publications periodically seeking companies which are looking to merge with a public shell. Other methods included personal contacts and contacts gained through social networking. There is no evidence showing that these methods of identifying a suitable merger opportunity will be successful.

The Company anticipates that the selection of a business opportunity in which to participate will be complex and extremely risky. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, management believes that there are numerous firms seeking the perceived benefits of a publicly registered corporation. Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all shareholders and other factors. Business opportunities may be available in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

11

The Company has, and will continue to have, no capital with which to provide the owners of business opportunities with any significant cash or other assets. However, management believes the Company will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a publicly registered company without incurring the time required to conduct an initial public offering. The time factor can vary widely (could be as short as a month or take several years for example) and is unpredictable. A business combination with The Company may eliminate some of those unpredictable variables as the initial review process on a large active business could easily extend over a period of a year or more requiring multiple audits and opinions prior to clearance (a registration statement requires financials current within 135 days of the effectiveness of the registration statement, year end audits are required annually and an opinion letter for a registration can go stale---which could result in multiple audits and opinion letters on a large filing which may take over a year for effectiveness. On the other hand a business combination with the Company may raise other variables such as the history of the Company having been out of the targets control and knowledge. Thus they have to rely on the representations of the Company in their future filings and decisions. In addition, the additional step of a business combination may increase the time necessary to process and clear an application for trading. The owners of the business opportunities will, however, incur significant legal and accounting costs in connection with the acquisition of a business opportunity, including the costs of preparing Form 8-K's, 10-K's or 10-KSB's, agreements and related reports and documents. If an entity is deemed a Shell Company the 8-K which must be filed upon the completion of a merger or acquisition requires all of the information normally disclosed in the filing of a Form 10. This would include audited financial statements, description of business, officer and director information and MD & A. In addition, once an acquisition is complete 10Q’s have to be filed quarterly, 10K’s annually and 8K upon the occurrence of any material change. Depending upon the size of the company these costs could easily reach into the hundreds of thousands of dollars. Once deemed a Shell Company, Rule imposes additional restrictions on securities sought to be sold or traded under Rule 144. The Securities Exchange Act of 1934 (the "34 Act"), specifically requires that any merger or acquisition candidate comply with all applicable reporting requirements, which include providing audited financial statements to be included within the numerous filings relevant to complying with the 34 Act. Nevertheless, the officer and director of the Company has not conducted market research and is not aware of statistical data which would support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity.

The analysis of new business opportunities will be undertaken by, or under the supervision of, the officer and director of the Company, who is not a professional business analyst. Management intends to concentrate on identifying preliminary prospective business opportunities which may be brought to its attention through present associations of the Company's sole officer and shareholder. In analyzing prospective business opportunities, management will consider such matters as the available technical, financial and managerial resources; working capital and other financial requirements; history of operations, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of the Company; the potential for growth or expansion; the potential for profit; the perceived public recognition or acceptance of products, services, or trades; name identification; and other relevant factors. Management will meet personally with management and key personnel of the business opportunity as part of his investigation. To the extent possible, the Company intends to utilize written reports and personal investigation to evaluate the above factors. The Company will not acquire or merger with any company for which audited financial statements cannot be obtained.

Management of the Company, while not experienced in matters relating to the new business of the Company, will rely upon his own efforts in accomplishing the business purposes of the Company. It is not anticipated that any outside consultants or advisors, other than the Company's legal counsel and accountants, will be utilized by the Company to effectuate its business purposes described herein. However, if the Company does retain such an outside consultant or advisor, any cash fee earned by such party will need to be paid by the prospective merger/acquisition candidate, as the Company has no cash assets with which to pay such obligation. There have been no discussions, understandings, contracts or agreements with any outside consultants and none are anticipated in the future. In the past, the Company's management has never used outside consultants or advisors in connection with a merger or acquisition.

The Company will not restrict its search for any specific kind of firms, but may acquire a venture which is in its preliminary or development stage, which is already in operation, or in essentially any stage of its corporate life. It is impossible to predict at this time the status of any business in which the Company may become engaged, in that such business may need to seek additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages which the Company may offer. However, the Company does not intend to obtain funds in one or more private placements to finance the operation of any acquired business opportunity until such time as the Company has successfully consummated such a merger or acquisition. The Company also has no plans to conduct any offerings under Regulation S.

ACQUISITION OF OPPORTUNITIES

In implementing a structure for a particular business acquisition, the Company may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. It may also acquire stock or assets of an existing business. On the consummation of a transaction, it is probable that the present management and shareholder of the Company will no longer be in control of the Company. In addition, the Company's director may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of the Company's shareholders.

12

It is anticipated that any securities issued in any such reorganization would be issued in reliance upon exemption from registration under applicable federal and state securities laws. The issuance of substantial additional securities and their potential sale into any trading market which may develop in the Company's securities may have a depressive effect on the value of the Company's securities in the future, if such a market develops, of which there is no assurance.

It may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax- free" reorganization under Sections 368a or 351 of the Internal Revenue Code (the "Code").

With respect to any merger or acquisition, negotiations with target company management is expected to focus on the percentage of the Company which target company shareholders would acquire in exchange for all of their shareholdings in the target company. Depending upon, among other things, the target company's assets and liabilities, the Company's shareholders will in all likelihood hold a substantially lesser percentage ownership interest in the Company following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event the Company acquires a target company with substantial assets. Any merger or acquisition effected by the Company can be expected to have a significant dilutive effect on the percentage of shares held by the Company's then-shareholders.

The Company's sole officer and shareholder has verbally agreed that he will advance to the Company any additional funds which the Company needs for operating capital and for costs in connection with searching for or completing an acquisition or merger. He has also agreed that such advances will be made interest free without expectation of repayment. There is no dollar cap on the amount of money which he may advance to the Company. The Company will not borrow any funds from anyone for the purpose of repaying advances made by the shareholder, and the Company will not borrow any funds to make any payments to the Company's promoters, management or their affiliates or associates.

The Board of Directors has passed a resolution which prohibits the Company from completing an acquisition or merger with any entity in which the Company's sole Officer, Director and principal shareholder or his affiliates or associates serve as officer or director or hold any ownership interest. Management is not aware of any circumstances under which this policy, through their own initiative may be changed.

COMPETITION

The Company will remain an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than the Company. In view of the Company's combined extremely limited financial resources and limited management availability, the Company will continue to be at a significant competitive disadvantage compared to the Company's competitors.

CURRENT MANAGEMENT

Our director is elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Our officer is appointed by the Board of Directors to a term of one year and serve until a successor is duly elected and qualified, or until removed from office. Our Board of Directors does not have any nominating, auditing or compensation committees.

The following table sets forth certain information regarding our executive officer and director as of the date of this prospectus:

Name	Age	Position	Period of Service(1)

Adri Chimberoff (2)	61	President, Secretary, Treasurer, and Director	Inception – Current

Notes:

(1) Our director will hold office until the next annual meeting of the stockholders, typically held on or near the anniversary date of inception, and until successors have been elected and qualified. Ms. Chimberoff is the sole director and he appointed himself as the company’s sole officer and will hold office until resignation or removal from office.

(2) Adri Chimberoff has outside interests and obligations other than All In Blind, Inc. She intends to spend approximately 10 hours per month on our business affairs. At the date of this prospectus, All In Blind, Inc. is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters other than Adri Chimberoff.

13

BACKGROUND OF DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Adri Chimberoff, President, Secretary, Treasurer, Director, Sole Shareholder, age 61.

In addition to his positions with the Company, Mrs. Chimberoff has worked at Penny Lane the Salon for 13 years as a Cosmetologist and Salon Manager.   Mrs. Chimberoff’s management experience allows for a basic understanding of the financials and operations of a business which will give Mrs. Chimberoff a basis for evaluating potential merger/acquisition candidates.

The registrant currently has no independent directors as the sole director of the company is Adri Chimberoff.

Our officer and director is not a full time employee of our company and is actively involved in other business pursuits. She also intends to form additional blank check companies in the future that will have corporate structures and business plans that are similar or identical to ours. Accordingly, he may be subject to a variety of conflicts of interest. Since our officer and director is not required to devote any specific amount of time to our business, she will experience conflicts in allocating his time among his various business interests. Moreover, any future blank check companies that are organized by our officer and director may compete with our company in the search for a suitable target.

In general, officers and directors of a Nevada corporation are obligated to exercise their powers in good faith and with a view to the interests of the corporation.

To minimize potential conflicts of interest arising from multiple corporate affiliations, our officer and director will not ordinarily make affirmative decisions to allocate a particular business opportunity to a particular acquisition vehicle. Instead, he will provide the available due diligence information on all available acquisition vehicles to the potential target, and ask the potential target to make a final selection. There is no assurance that a potential target will conclude that our company is best suited to its needs or that an acquisition will ever occur.

EXECUTIVE COMPENSATION

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Adri Chimberoff	2011	-	-	-	-	-	-	-
Officer and Director	2012	-	-	-	-	-	-	-

DIRECTORS' COMPENSATION

Our director is not entitled to receive compensation for services rendered to All In Blind, Inc.., or for each meeting attended except for reimbursement of out-of-pocket expenses. There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

EMPLOYMENT CONTRACTS AND OFFICERS' COMPENSATION

Since All In Blind, Inc.’s incorporation on July 29, 2011, we have not paid any compensation to any officer, director or employee. We do not have employment agreements. Any future compensation to be paid will be determined by the Board of Directors, and, as appropriate, an employment agreement will be executed. We do not currently have plans to pay any compensation until such time as it maintains a positive cash flow.

FINANCIAL STATEMENTS

For financial accounting purposes, this acquisition will be  a reverse acquisition of IAG by All in Blind, Inc. and will be treated as a recapitalization of All in Blind, Inc..

14

ALL IN BLIND, INC.

(A Development Stage Company)

Financial Statements

February 28, 2014 and 2013

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders All in Blind, Inc.

We have audited the accompanying balance sheet of All in Blind, Inc. as of  February 28, 2014 and 2013 and the related statements of operations, stockholders’ equity, and cash flows for the years ended February 28, 2014 and 2013 and for the period July 29, 2011 (inception) through February 28, 2014. All in Blind Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of All in Blind, Inc. as of February 28, 2014 and 2013, and the results of its operations and its cash flows for years ended February 28, 2014 and 2013 and the period July 29, 2011 (inception) through February 28, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B to the financial statements, the Company had accumulated deficit as of February 28, 2014, which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KLJ & Associates, LLP KLJ & Associates, LLP
St. Louis Park, MN
March 11, 2014

F-2

All In Blind, Inc.
(A Development Stage Enterprise)
Balance Sheets

	February 28	February 28
	2014	2013
ASSETS

Current assets
Cash	$-	$-
Total current assets	-	-

Total assets	$-	$-

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

Currnet liabilities
Accounts payable-related party	$3,500	$-
Total current liabilities	3,500	-

Stockholders' (Deficit) Equity
Common Stock: $0.001 par value, 100,000,000 shares authorized, 8,000,000 shares issued and outstanding as of Feb. 28, 2014 and 2013, respectively	8,000	8,000
Additional paid in capital	7,000	7,000
Deficit accumulated during the development stage	(18,500)	(15,000)
Total stockholders' (deficit) equity	(3,500)	-

Total liabilities and stockholders' (deficit) equity	$-	$-

See accompanying notes to financial statements

F-3

All In Blind, Inc.
(A Development Stage Enterprise)
Statement of Operations

	For the year ended February 28, 2014	For the year ended February 28, 2013	For the Period from Inception on July 29, 2011 to February 28, 2014

Revenue	$-	$-	$-

Expenses
General and administrative	-	-	75
Consulting fees	-	-	7,500
Professional fees	3,500	-	10,925
Total expenses	3,500	-	18,500-

Net loss	$(3,500)	$-	$(18,500)

Basic and diluted loss per common share	$-	$-	$-

Weighted average shares outstanding	8,000,000	8,000,000

See accompanying notes to financial statements

F-4

All In Blind, Inc.
(A Development Stage Enterprise)
Statement of Changes in Stockholders' (Deficit) Equity

	Common Stock		Additional Paid In Capital	Deficit Accumulated During Development Stage	Total
	Shares	Amount
Balance, July 29, 2011 (Inception)	-	$-	$-	$-	$-

Common stock issued for cash	8,000,000	8,000	7,000	-	15,000

Net Loss, Period ended February 28, 2012	-	-	-	(15,000)	(15,000)

Balance February 28, 2012	8,000,000	8,000	7,000	(15,000)	-

Net Loss year ended February 28, 2013	-	-	-	-	-

Balance February 28, 2013	8,000,000	8,000	7,000	(15,000)	-

Net Loss year ended February 28, 2014	-	-	-	(3,500)	(3,500)

Balance February 28, 2014	8,000,000	$8,000	$7,000	$(18,500)	$(3,500)

See accompanying notes to financial statements

F-5

All In Blind, Inc.
(A Development Stage Enterprise)
Statements of Cash Flows

			For the Peroid from July 29, 2011 (Inception) to February 28, 2014
	For the year ended February 28, 2014	For the year ended February 28, 2013

Cash flows from operating activities
Net loss	$(3,500)	$-	$(18,500)
Adjustments to reconcile net income to net cash used by operating activities

Change in operating assets and liabilities
Accounts payable	3,500	-	3,500
Net cash used in operating activities	-	-	(15,000)

Cash flows from financing activities
Proceeds from sale of stock	-	-	15,000
Net cash provided by financing activities	-	-	15,000

Net change in cash	-	-	-
Cash at beginning of period	-	-	-
Cash at end of period	$-	$-	$-

Supplemental cash flow Information:
Cash paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-

See accompanying notes to financial statements

F-6

ALL IN BLIND, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

February 28, 2014 and 2013

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies of All In Blind, Inc. (A Development Stage Company) (the Company) is presented to assist in understanding the Company’s financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. These financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity. The Company has not realized revenues from its planned principal business purpose and is considered to be in its development state in accordance with ASC 915, “Development Stage Entities”, formerly known as SFAS 7, “Accounting and Reporting by Development State Enterprises.”

Organization, Nature of Business and Trade Name

All In Blind, Inc. (the Company) was incorporated in the State of Nevada on July 29, 2011. All In Blind, Inc. is a development stage company with the principal business objective of merging with or being acquired by another entity and is therefore a blank check company. The Company has been in the developmental stage since inception and has no operating history other than organizational matters.

Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) all valid transactions are recorded and (3) transactions are recorded in the period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the company for the respective periods being presented.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash equivalents. There were no cash and cash equivalents as of February 29, 2014 and 2013.

Revenue and Cost Recognition

The Company has been in the developmental stage since inception and has no operations to date. The Company currently does not have a means for generating revenue. Revenue and Cost Recognition procedures will be implemented based on the type of properties required and sale contract specifications.

Fair Value of Financial Instruments

The Company applies fair value accounting for all financial assets and liabilities and non-financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. The Company defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as risks inherent in valuation techniques, transfer restrictions and credit risk. Fair value is estimated by applying the following hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

F-7

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Inputs that are generally unobservable and typically reflect management’s estimate of assumptions that market participants would use in pricing the asset or liability.

The Company’s valuation techniques used to measure the fair value of money market funds and certain marketable equity securities were derived from quoted prices in active markets for identical assets or liabilities. The valuation techniques used to measure the fair value of all other financial instruments, all of which have counterparties with high credit ratings, were valued based on quoted market prices or model driven valuations using significant inputs derived from or corroborated by observable market data.

In accordance with the fair value accounting requirements, companies may choose to measure eligible financial instruments and certain other items at fair value. The Company has not elected the fair value option for any eligible financial instruments.

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  A change in managements’ estimates or assumptions could have a material impact on All In Blind, Inc.’s financial condition and results of operations during the period in which such changes occurred. Actual results could differ from those estimates. All In Blind, Inc.’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Capital Stock

The Company has authorized one hundred million (100,000,000) shares of common stock with a par value of $0.001. Currently, there were eight million (8,000,000) shares of common stock have been issued and outstanding as of February 28, 2014 and 2013.

Net loss per common share

Net loss per share is computed using the basic and diluted weighted average number of common shares outstanding during the period.  The weighted-average number of common shares outstanding during each period is used to compute basic loss per share.  Diluted loss per share is computed using the weighted average number of shares and dilutive potential common shares outstanding unless common stock equivalent shares are anti-dilutive.  Dilutive potential common shares are additional common shares assumed to be exercised. Basic net loss per common share is based on the weighted average number of shares of common stock outstanding during the year ended February 28, 2014 and 2013.

Income Taxes

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes.

Recently Issued Accounting Pronouncements

Management believes recently issued accounting pronouncements will have no impact on the financial statements of the Company.

NOTE B – GOING CONCERN

Under the going concern assumption, an entity is ordinarily viewed as continuing in business for the foreseeable future with neither the intention nor the necessity of liquidation, ceasing trading, or seeking protection from creditors pursuant to laws or regulations. Accordingly, assets and liabilities are recorded on the basis that the entity will be able to realize its assets and discharge its liabilities in the normal course of business.

F-8

Management expects to seek potential business opportunities for merger or acquisition of existing companies. Currently the Company has yet to locate any merger of acquisition candidates. Management is not currently limiting their search for merger or acquisition candidates to any industry or locations. Management, while not especially experienced in matters relating to public company management, will rely upon their own efforts and, to a much lesser extent, the efforts of the Company’s shareholders, in accomplishing the business purposes of the Company.

NOTE C – INCOME TAXES

The Company accounts for income taxes using the liability method; under which deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and the tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Deferred taxes will be provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry-forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements for the year ended February  28, 2013 and  2014 applicable under ACS 740.  As a result of the adoption of ACS 740, we did not recognize any adjustment to the liability for uncertain tax position and therefore did not record any adjustment to the beginning balance of accumulated deficit on the balance sheet.

The component of the Company’s deferred tax asset as of February 28, 2014 and 2013 is as follows:

	February 28,
	2014	2013
Net operating loss carry forward	$3,500	$-
Valuation allowance	(3,500)	-
Net deferred tax asset	$-	$-

A reconciliation of income taxes computed at the 39% statutory rate to the income tax recorded is as follows:

	February 28,
	2014	2013
Net operating loss carry forward	$1,365	$-
Valuation allowance	(1,365)	-
Net deferred tax asset	$-	$-

The Company did not pay any income taxes during the year ended February 28, 2014 and 2013.

The net federal operating loss carry forward will expire in 2032.  This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

NOTE D – COMMON STOCK

On or about August 1, 2011, Adri Chimberoff, our officer and director, paid $15,000 for professional fees for the incorporation of the Company with personal funds on behalf of the Company. Subsequently, she received reimbursement from the company through issuance of 8,000,000 shares of common stock. The price of the common stock issued to them was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, the Company was recently formed or in the process of being formed and possessed no material assets.

As of February 28, 2014 and 2013, the Company has 8,000,000 common shares issued and outstanding.

F-9

NOTE E - Related Party Transactions

The Company neither owns nor leases any real or personal property.  The officers and directors for the Company are involved in other business activities and may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interest.  The Company has not formulated a policy for the resolution of such conflicts.

In 2011, the Company issued 8,000,000 common shares to Adri Chimberoff as reimbursement for $15,000 company’s expenditures. After the event occurred, Adri Chimberoff becomes the major shareholders in the Company, which representing 100% of the Company.

NOTE F – SUBSEQUENT EVENT

The Company has evaluated subsequent events from the balance sheet February 28, 2014 through the date of this filing, and determined there are no events to disclose.

F-10

INFORMATION WITH REGARD TO THE ACQUISITION CANDIDATES

Business of Acquisition Candidate

SDSP Soccer Marketing, Inc. was incorporated on June 12, 2011 as a California corporation.

SDSP owns and operates the San Diego Flash Soccer Club. The team was created to join the ongoing growth of the sport of soccer in the United States by bringing a professionally run soccer organization to San Diego, California. At the top of the soccer pyramid for San Diego County (population over 3 million), the mission of the San Diego Flash Soccer Organization is to be an inspiration to the Youth Soccer Players in San Diego. Through our world famous Partners, Warren Barton and Eric Wynalda, we give older players the opportunity to develop and play professionally in their hometown of San Diego.

The original goal of SDSP Soccer Marketing, Inc. was to start a professionally run soccer club. Since then, the partners have also recognized several un-met needs within the overall soccer business in the United States.

By being on the forefront of using the latest Internet Technology and Social Media tools, SDSP can offer Social Media / Online solutions to various organizations that can make marketing and management of their organizations better. The power of the internet and social media has become very important in the lives of soccer fans everywhere. SDSP is in development of a various website projects. Through the use of the latest internet and social media tools, these projects can be tremendous revenue sources for SDSP.

o

Soccer Social Hub – Social Rewards site for soccer communities across the country.

o

NPSL Website / Network – League and Team marketing and management system.

RISK FACTORS RELATED TO THE ACQUISITION CANDIDATE

Ongoing economic trends in the soccer industry may further limit demand for soccer entertainment and soccer consulting services; which may adversely affect our operations, and continue to make it more difficult or impossible to obtain capital or finance our operations.

The soccer market is impacted by the same general overall economic factors that are impacting the entertainment industry in general. Economic and other factors include other sports opportunities and competition for consulting services. Because we sell primarily to fans and team owners, and league operators, our operations are dependent on the financial health of the soccer industry and general economy. Downturns in the soccer industry as a whole may have a material adverse impact on our operating results. Further, sustained weakness in general economic conditions and/or financial markets in the U.S. or globally could adversely affect our ability to raise capital on favorable terms to maintain operations. The inability to raise capital on favorable terms, particularly during times of uncertainty in the financial markets similar to that which is currently being experienced in the financial markets, could adversely impact our ability to sustain our businesses and would likely increase our capital costs.

Our ability to succeed depends on our ability to grow our business and achieve profitability.

We must continue to develop new and innovative ways to market and expand our services in order to maintain growth and achieve profitability. Our future growth and profitability will depend upon a number of factors, including, but not limited to:

•

Our ability to manage costs;

•

The increasing level of competition in the soccer industry;

•

Our ability to continuously offer new or improved products and services;

•

Our ability to maintain efficient, timely and cost-effective production and delivery of our services/products;

•

Our ability to maintain sufficient production capacity for our services/products;

•

The efficiency and effectiveness of our sales and marketing efforts in building product and brand awareness;

•

Our ability to identify and respond successfully to emerging trends in the soccer industry;

•

The level of consumer acceptance of our services/products;

•

Regulatory compliance costs; and

•

The general economic conditions of consumers.

We may not be successful in executing our growth strategy, and even if we achieve targeted growth, we may not be able to sustain profitability. Failure to successfully execute any material part of our growth strategy would significantly impair our future growth and our ability to attract and sustain investments in our business.

16

FACTORS AFFECTING GROWTH FOR SDSP SOCCER MARKETING.

The overall industry

The market for soccer is exploding in the United States. This upsurge in popularity is due to several factors. On a National level, the US Women’s and Men’s National teams rank higher than ever on the world stage. Attendance to Major League Soccer matches in the U.S. is on the rise. Recently, NBC Sports bought the rights to broadcast the English Premier League; which give the sport of soccer a broader rage of exposure never before seen in America. All of these factors translate into a youth demographic that is playing and watching soccer in increasing numbers.

Cash requirements

Our capital requirements are small. We have a stadium for San Diego Flash that holds up to 5,500 fans per home match. For us to break even on all costs, we only need 1,500 fans per game (2 times a month) during our 4 month season. In San Diego, we have arguably the #1 Youth Soccer market in the U.S. There are over 70 Youth Soccer Clubs in our area. Each club has an average of 1,200 kids. In addition, there are also 27 AYSO Regions that average over 750 kids. Including the Soccer Moms and Soccer Dads, that is an audience of well over 100,000 fans for San Diego Flash to market to. Add in other fans outside the youth soccer market and we have a market of over 500,000 soccer fans out of the 3 million population of San Diego to draw to our 5,500 seat facility.

Premises

Our principal office is located at 7405 Armstrong Place Unit B-13, San Diego, Ca. 92111. Our stadium is located at Mira Mesa High School; 10510 Reagan Rd, San Diego, Ca. We pay an hourly rate of $45 per hour to rent the stadium on game days ($225 for 5 hours). We play 7 home games per season.

MANAGEMENT TEAM OF ACQUISITION CANDIDATE

Clenton A. Alexander; Chief Executive Officer, Treasurer, Director:

Mr. Alexander is responsible for overseeing day-to-day operations of the San Diego Flash Soccer Club and SDSP Soccer Marketing, Inc. He is a Business Executive / Entrepreneur with over 24 years of experience in the Investment Banking industry. He has direct experience with financial consulting and venture capital funding. In the soccer business he has over 5 years of experience in all aspects of Marketing and Social Media.

Warren Barton; President, Director of Player Development, Director:

Mr. Barton has been professional soccer player, coach, and television pundit for over 33 years.

His vast soccer knowledge, experience and expertise will help the continuing growth of SDSP Soccer Marketing Inc; which owns and operates The San Diego Flash Soccer Club.

Warren Barton Resume:

A former player for the English National Team

A former player in the English Premier League; Football star for Wimbledon and Newcastle United

Former U-18 Head Coach for the Los Angeles Galaxy

Currently also Lead Analyst at Fox Soccer Channel

EXECUTIVE COMPENSATION OF ACQUISITION CANDIDATES

Below is the executive compensation for SDSP Soccer Marketing, Inc.

$5,000 month per. - going forward.   No previous executive compensation.

Security Ownership – SDSP Soccer Marketing, Inc.

5.5 Million Clenton A. Alexander

1.5 Million Warren Barton

17

SDSP SOCCER MARKETING INC.

FINANCIAL STATEMENTS

Including Independent Accountants’ Audit Report

For the Fiscal Years Ended

May 31, 2013 and May 31, 2012

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders SDSP Soccer Marketing Inc.

We have audited the accompanying balance sheet of SDSP Soccer Marketing  Inc. as of May 31, 2013 and  2012and the related statements of operations, stockholders’ equity, and cash flows for the years ended May 31, 2013 and  2012 SDSP Soccer Marketing Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SDSP Soccer Marketing  Inc. as of May 31, 2013 and 2012, and the results of its operations and its cash flows for the years ended May 31, 2013 and 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company had accumulated deficit of $287,272 as of May 31, 2013, which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KLJ & Associates, LLP KLJ & Associates, LLP
St. Louis Park, MN
March 11, 2014

SDSP Soccer Marketing Inc.

Balance Sheets

ASSETS	May 31, 2013	May 31, 2012

Current Assets
Cash and cash equivalents	$-	$86,921

Total Current Assets	-	86,921

Total Assets	$-	$86,921

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities
Checks written in excess of cash	$3,314	$-

Total Current Liabilities	3,314	-

Stockholders’ Equity (Deficit)
Common Stock, $.001 par value, 1,000,000 shares authorized; 193,517and 156,517 shares issued and outstanding as of May 31,2013 and 2012, respectively	194	157
Additional paid-in capital	290,081	234,618
Accumulated Deficit	(293,589)	(147,854)

Total Stockholders’ Equity (Deficit)	(3,314)	86,921

Total Liabilities and Stockholders’ Equity (Deficit)	$-	$86,921

The accompanying notes are an integral part of these financial statements.

SDSP Soccer Marketing Inc.

Statements of Operations

	Year Ended May 31, 2013	Year Ended May 31, 2012
Revenues	$7,034	$10,150

Operating Expenses
Team Expenses	130,591	135,526
General and administrative	22,203	22,478

Total Operating Expenses	152,793	158,004

Net Loss From Operations	(145,760)	(147,854)

Other Income (Expense)
Interest Income	25	-
Total Other Income (Expense)	25	-
Provision for Income Taxes	-	-

Net Loss	$(145,735)	$(147,854)

Basic and diluted net loss per common share	$(0.87)	$(2.60)

Weighted-average number of common shares outstanding	167,752	56,960

The accompanying notes are an integral part of these financial statements.

SDSP Soccer Marketing Inc.

Statements of Stockholders’ Equity (Deficit)

For the years ended May 31, 2013 and 2012

	Common Stock
	Shares	Amount	Additional Paid-In Capital	Retained Earnings (Deficit)	Total Stockholders’ Equity (Deficit)
Common stock issued for cash valued at $1.50 per share	156,517	$157	$234,618	$-	$234,775

Net loss for year ended May 31, 2012	-	-	-	(147,854)	(147,854)

Balance as of March 31, 2012	156,517	157	234,618	(147,854)	86,921

Common stock issued for cash valued at $1.50 per share	37,000	37	55,463	-	55,500

Net loss for the year ended May 31, 2013	-	-	-	(145,735)	(145,735)

Balance as of March 31, 2013	193,517	$194	$290,081	$(293,588)	(3,314)

The accompanying notes are an integral part of these financial statements.

SDSP Soccer Marketing Inc.

Statements of Cash Flows

	Year Ended May 31, 2013	Year Ended May 31, 2012
Cash flows from operating activities:
Net loss for the period	$(145,735)	$(147,854)

Adjustments to reconcile net loss to net cash (used in) operating activities:

Net cash (used in) operating activities	(145,735)	(147,854)

Financing Activities
Checks written in excess of cash	3,314	-
Common stock issued for cash	55,500	234,775

Cash provided by financing activities	58,814	234,775

Net increase (decrease) in cash	(86,921)	86,921

Cash, beginning of the period	86,921	-
Cash, end of the period	$-	$86,921

Supplemental Cash Flow Information:
Interest paid	$-	$-
Income taxes paid	-	-

The accompanying notes are an integral part of these financial statements.

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

The Company was incorporated in the State of California on May 26, 2011. The Company operates a semi-pro soccer team in San Diego, California.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Accounting Basis

The basis is accounting principles generally accepted in the United States of America.  The Company has adopted a May 31fiscal year end.

Cash and Cash Equivalents

For purposes of the Statement of Cash Flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Revenue Recognition

Revenues are derived from ticket and souvenirs sale. The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Fair Value of Financial Instruments

The Company applies fair value accounting for all financial assets and liabilities and non-financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. The Company defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as risks inherent in valuation techniques, transfer restrictions and credit risk. Fair value is estimated by applying the following hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Inputs that are generally unobservable and typically reflect management’s estimate of assumptions that market participants would use in pricing the asset or liability.

The Company’s valuation techniques used to measure the fair value of money market funds and certain marketable equity securities were derived from quoted prices in active markets for identical assets or liabilities. The valuation techniques used to measure the fair value of all other financial instruments, all of which have counterparties with high credit ratings, were valued based on quoted market prices or model driven valuations using significant inputs derived from or corroborated by observable market data.

In accordance with the fair value accounting requirements, companies may choose to measure eligible financial instruments and certain other items at fair value. The Company has not elected the fair value option for any eligible financial instruments.

Stock-based compensation

As of May 31, 2013, the Company has not issued any share-based payments to its employees.  The Company adopted ASC 718 effective January 1, 2006 using the modified prospective method. Under this transition method, stock compensation expense includes compensation expense for all stock-based compensation awards granted on or after January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of ASC 718.

Basic (Loss) per Common Share

Basic (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of May 31, 2013.

Income Taxes

The Company provides for income taxes under ASC 740 which requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

ASC 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 15% to the net loss before provision for income taxes for the following reasons:

	May 31, 2013	May 31, 2012
Income tax expense at statutory rate	$21,860	$22,178
Valuation allowance	(21,860)	(22,178)
Income tax expense per books	$-	$-

Net deferred tax assets consist of the following components as of:

	March 31, 2013	March 31, 2012
NOL carryover	$145,735	$147,854
Valuation allowance	(145,735)	(147,854
Net deferred tax asset	$-	$-

•

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of $293,589 for federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

Recent Accounting Pronouncements

The Company’s management has evaluated the recently issued accounting pronouncements through the filing date of these financial statements and has determined that the application of these pronouncements will have no material impact on the Company’s financial position and results of operations.

NOTE 2—GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3—COMMON STOCK

The authorized common stock is 1,000,000 shares with a par value of $0.001 per share.

During the year ended May 31, 2012 the Company issued 156,517 shares par value of $0.001 for 1.50 per share.

During the year ended May 31, 2013 the Company issued an additional 37,000 shares par value of $0.001 for 1.50 per share

NOTE 4—SUBSEQUENT EVENTS

We evaluated all events or transactions that occurred after May 31, 2013 up through the date we issued these financial statements. During this period we did not have any other material subsequent events that impacted our financial statements.

All in Blind, Inc.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of our common stock by all persons known to us to be beneficial owners of more than 5% of any such outstanding classes, and by the director and executive officer, and by all officers and directors as a group. Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Amount of Beneficial Ownership(2)
			Percent of Class

Common	Adri Chimberoff, President, Secretary, Treasurer and Director	8,000,000	74%

	All Directors and Officers as a group (1 person)	8,000,000	74%

Footnotes

(1) The address of the executive officer one director is c/o All in Blind, Inc.,. 15765 Imperial Highway, La Mirada, CA 90638.

(2) As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On or about July 29, 2011, Adri Chimberoff, our officer and director, paid for expenses involved with the incorporation and registration statement of All In Blind, Inc. with personal funds on behalf of All In Blind, Inc. in the amount of $15,000, in exchange for 8,000,000 shares of common stock each, par value $0.001 per share, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

The price of the common stock issued to Adri Chimberoff was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, the Company was recently formed or in the process of being formed and possessed no assets.

Adri Chimberoff, the company’s sole shareholder, officer and director is the only promoter of the company.

LEGAL PROCEEDINGS

The Company is not currently a party to any legal proceedings. SDSC is not involved in legal proceedings that would require disclosure under Item 103 of Regulation S-K.

PROPERTY

The Company does not own any property.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13 - OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by All In Blind, Inc.. in connection with the sale of the common stock being registered. Blind has agreed to pay all costs and expenses in connection with this offering of common stock. Adri Chimberoff is the source of the funds for the costs of the offering. Ms. Chimberoff has no agreement in writing to pay the expenses of this offering on behalf of Blind and thus such agreement to do so is not enforceable. The estimated expenses of issuance and distribution, assuming the maximum proceeds are raised, are set forth below.

Legal and Professional Fees	$5,000
Accounting Fees	$2,500
Trust Fees	$1,500
Registration Fee	$3

Total	$9,007

ITEM 14 - INDEMNIFICATION OF DIRECTORS AND OFFICERS

Blind Acquisition, Inc.’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer to the fullest extent permitted by Nevada law, against all expense, liability and loss reasonably incurred or suffered by the officer or director in connection with any action against such officer or director.

Officer and Director indemnity is covered by Section 78.7502

NRS 78.7502  Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions.

1.  A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person:

(a) Is not liable pursuant to NRS 78.138; or

(b) Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that the conduct was unlawful.

2.  A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person:

(a) Is not liable pursuant to NRS 78.138; or

(b) Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.

Ê Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3.  To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

ITEM 15 - RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, All In Blind, Inc. issued the following unregistered securities in private transactions without registering the securities under the Securities Act:

On or about July 29, 2011, Adri Chimberoff, our officer and director, paid for expenses involved with the incorporation of the Company with personal funds on behalf of the Company in exchange for 8,000,000 shares of common stock of the Company, each, par value $0.001 per share.

At the time of the issuance, Adri Chimberoff was in possession of all available material information about us, as she is the only officer and director. On the basis of these facts, All In Blind, Inc. claims that the issuance of stock to its founding shareholder qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933. Blind believes that the exemption from registration for these sales under Section 4(2) was available because:

•

Adri Chimberoff is an executive officer of Blind and thus had fair access to all material information about Blind before investing;

•

There was no general advertising or solicitation; and

•

The shares bear a restrictive transfer legend.

All shares issued to Adri Chimberoff were at a price per share of $0.0019. The price of the common stock issued to him was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, Blind was recently formed or in the process of being formed and possessed no assets.

ITEM 16 - EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

INDEX OF EXHIBITS

Exhibit No.	Name/Identification of Exhibit

3	Articles of Incorporation & Bylaws

a)	Articles of Incorporation *
b)	Bylaws adopted on July 29, 2011*

5	Opinion on Legality

a) Opinion of Harold Gewerter, Esq.*

23.1	Consent of Independent Auditor

99	Additional Exhibits

a) Trust Agreement
b) Subscription Agreement
c) Oral Agreement Summary

*Previously filed in the S-1 filed April 3, 2013

ITEM 17 - UNDERTAKINGS

UNDERTAKINGS

a.

The undersigned registrant hereby undertakes:

1.

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.

To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, That:

A.

Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

1.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

a.

The undersigned registrant hereby undertakes that:

1.

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2.

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized in the City of Henderson, state of Nevada on March 17, 2014.

All In Blind, Inc.
(Registrant)

By: Adri Chimberoff
Adri Chimberoff, President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed b the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Adri Chimberoff	President, Secretary and Director	March 17, 2014
Adri Chimberoff	Chief Executive Officer

Adri Chimberoff	Treasurer	March 17, 2014
Adri Chimberoff	Chief Accounting Officer,
Chief Financial Officer

II-5